SUB-ITEM 77H:
Changes in Control of Registrant


Obtaining Control of Credit Suisse Trust
International Focus Portfolio
As of June 30m, 2005, Fidelity Investments Life
Insurance Company ("Shareholder") owned less than 25% of the outstanding shares of the Fund. As of December 30, 2005, Shareholder owned 2,055,958.49 shares of the Fund, which represented 26.07% of the outstanding shares of the Fund. Accordingly, Shareholder may be presumed to be a controlling person of the Fund. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity.

Obtaining Control of Credit Suisse Trust Small
Cap Growth Portfolio
As of June 30, 2005, Fidelity Investments Life
Insurance Company ("Shareholder") owned less than 25% of the outstanding shares of the Fund. As of December 30, 2005, Shareholder owned 2,531,161.522 shares of the fund, which represented 25.33% of the outstanding shares of the Fund. Accordingly, Shareholder may be presumed to be a controlling person of the Fund. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity.

Ceasing Control of Credit Suisse Trust Large
Cap Value Portfolio
As of June 30, 2005, Nationwide Life Insurance
Company ("Shareholder") owned 1,029,498.486 shares of the Fund, which represented 26.71% of the outstanding shares of the Fund. As of December
30, 2005, Shareholder owned 990,115.25 shares of the Fund, which represented 24.64% of the outstanding shares of the Fund. Accordingly, Shareholder may be presumed to have ceased to be a controlling person of the Fund. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity.

Ceasing Control of Credit Suisse Trust Blue
Chip Portfolio
As of June 30, 2005 AIG Life Insurance Company
("Shareholder") owned 401,182.058 shares of the Fund, which represented 28.9% of the outstanding shares of the Fund. As of December 30, 2005
Shareholder owned 128,449.36 shares of the Fund, which represented 12.05% of the outstanding shares of the Fund. Shareholder redeemed
274,331.638 shares of the Fund on October
18, 2005 ("Transaction"). It appears that the
Transaction resulted in Shareholder beneficially owning less than 25% of the Fund. Accordingly, Shareholder may be presumed to have ceased to be a controlling person of the Fund on the date of the Transaction. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity.